Exhibit 4.3
(Real Estate Mortgage)

PUGET SOUND ENERGY, INC.
TO
U.S. Bank National Association,
Trustee
_______________
Ninetieth Supplemental Indenture
Dated as of April 30, 2012
_______________
Relating to First Mortgage Bonds
_______________
Supplemental to Indenture dated as of
June 2, 1924, as supplemented and modified
_______________

(NOT PART OF INDENTURE)

THIS NINETIETH SUPPLEMENTAL INDENTURE, made as of the 30th day of April, 2012, by and between Puget Sound Energy, Inc., formerly Puget Sound Power & Light Company, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and U.S. Bank National Association, a national banking association with a principal corporate trust office at 100 Wall Street, Suite 1600, in the city of New York and State of New York 10005 (successor to Old Colony Trust Company) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from Puget Sound Power & Light Company, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;
WITNESSETH: that
WHEREAS, the Predecessor Company did by the Original Mortgage, file for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and
WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and
WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-Five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3-1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (the Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and
WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-First Supplemental Indenture dated as of December 1, 1954, a Forty-Second Supplemental

Indenture dated as of July 1, 1957, a Forty-Third Supplemental Indenture dated as of May 1, 1958, a Forty-Fourth Supplemental Indenture dated as of November l, 1959, and a Forty-Fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and
WHEREAS, the Company has executed and delivered to the Trustee a Forty-Sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960, whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and
WHEREAS, the Company has executed and delivered to the Trustee the supplemental indentures set forth herein:

Supplemental Indenture	Dated as of
Forty-Seventh Supplemental Indenture	February 1, 1961
Forty-Eighth Supplemental Indenture	November 1, 1963
Forty-Ninth Supplemental Indenture	May 1, 1964
Fiftieth Supplemental Indenture	January 1, 1966
Fifty-First Supplemental Indenture	June 1, 1967
Fifty-Second Supplemental Indenture	February 1, 1969
Fifty-Third Supplemental Indenture	July 1, 1970
Fifty-Fourth Supplemental Indenture	October 1, 1972
Fifty-Fifth Supplemental Indenture	March 1, 1974
Fifty-Sixth Supplemental Indenture	November 1, 1974
Fifty-Seventh Supplemental Indenture	August 1, 1975
Fifty-Eighth Supplemental Indenture	October 1, 1976
Fifty-Ninth Supplemental Indenture	July 1, 1978
Sixtieth Supplemental Indenture	December 1, 1979
Sixty-First Supplemental Indenture	December 1, 1981
Sixty-Second Supplemental Indenture	July 1, 1984
Sixty-Third Supplemental Indenture	January 1, 1986
Sixty-Fourth Supplemental Indenture	April 1, 1986
Sixty-Fifth Supplemental Indenture	April 1, 1986
Sixty-Sixth Supplemental Indenture	August 1, 1986
Sixty-Seventh Supplemental Indenture	November 1, 1986
Sixty-Eighth Supplemental Indenture	September 1, 1987
Sixty-Ninth Supplemental Indenture	February 1, 1990
Seventieth Supplemental Indenture	October 1, 1990
Seventy-First Supplemental Indenture	May 1, 1991
Seventy-Second Supplemental Indenture	August 1, 1991
Seventy-Third Supplemental Indenture	March 1, 1992
Seventy-Fourth Supplemental Indenture	October 1, 1992
Seventy-Fifth Supplemental Indenture	April 1, 1993
Seventy-Sixth Supplemental Indenture	December 1, 1997
Seventy-Seventh Supplemental Indenture	March 1, 1999
Seventy-Eighth Supplemental Indenture	October 1, 2000
Seventy-Ninth Supplemental Indenture	May 1, 2003
Eightieth Supplemental Indenture	April 30, 2004
Eighty-First Supplemental Indenture	March 1, 2005
Eighty-Second Supplemental Indenture	April 27, 2005
Eighty-Third Supplemental Indenture	April 28, 2006
Eighty-Fourth Supplemental Indenture	September 1, 2006
Eighty-Fifth Supplemental Indenture	April 27, 2007
Eighty-Sixth Supplemental Indenture	April 29, 2008
Eighty-Seventh Supplemental Indenture	April 29, 2009
Eighty-Eighth Supplemental Indenture	April 28, 2010
Eighty-Ninth Supplemental Indenture	April 26, 2011
all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and canceled or payment duly and irrevocably provided for, except for the series set forth herein:

Principal Amount of Bonds	Series
Three Hundred Million Dollars($300,000,000)	First Mortgage Bonds, Pledged Series A due December 1, 2027
Two Hundred Million Dollars($200,000,000)	First Mortgage Bonds, Pledged Series A due June 15, 2018
One Hundred Million Dollars($100,000,000)	First Mortgage Bonds, Pledged Series B due March 9, 2029
One Hundred Thirty-Eight Million Four Hundred Sixty Thousand Dollars($138,460,000)	5% First Mortgage Bonds, Pledged Series C due March 1, 2031
Twenty-Three Million Four Hundred Thousand Dollars ($23,400,000)	5.10% First Mortgage Bonds, Pledged Series C due March 1, 2031
Two Hundred Fifty Million Dollars($250,000,000)	5.483% Pledged First Mortgage Bonds due June 1, 2035
One Hundred Fifty Million Dollars($150,000,000)	5.197% Pledged First Mortgage Bonds due October 1, 2015
Three Hundred Million Dollars ($300,000,000)	6.274% Pledged First Mortgage Bonds due March 15, 2037
Two Hundred Fifty Million Dollars($250,000,000)	6.750% Pledged First Mortgage Bonds due January 15, 2016
Three Hundred Fifty Million Dollars($350,000,000)	5.757% Pledged First Mortgage Bonds due October 1, 2039
Three Hundred Million Dollars ($300,000,000)	5.638% Pledged First Mortgage Bonds due April 15, 2041

which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and
WHEREAS, effective as of the opening of business on January 4, 1971, The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and
WHEREAS, effective as of October 2, 1995, State Street Bank and Trust Company succeeded The First National Bank of Boston as Trustee under the Indenture; and
WHEREAS, effective as of February 15, 2003, U.S. Bank National Association succeeded State Street Bank and Trust Company as Trustee under the Indenture; and
WHEREAS, the Company has entered into an Indenture (the “Debenture Indenture”) dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust

Company) as trustee (in such capacity, the “Debenture Indenture Trustee”) pursuant to which the Company proposes to issue from time to time its Senior Notes (the “Senior Notes”) and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and
WHEREAS, the Company desires to execute and deliver this Ninetieth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of confirming the lien of the Indenture on certain property acquired or constructed by the Company since the execution and delivery of the Original Mortgage and on certain betterments, improvements and additions made by the Company to property previously described in the Indenture.
NOW, THEREFORE, WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto U.S. Bank National Association, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:
INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:
All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor's office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.
IN SKAGIT COUNTY, WASHINGTON:

Special Warranty Deed From:    Seefeld Corporation, a Washington corporation
Deed Records Auditors File No.:    201106200180
Assessor's Property Tax Parcel Account Number: 360828-3-002-0200 (P111036); 360833-2-003-0006 (P51663); 360833-2-004-0003 (P51668)

Legal Description:	(on following page)

** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

Legal Description:

The real property situated in Skagit County, Washington, described as follows:
PARCEL “A”:
The Southwest ¼ of Section 28, Township 36 North, Range 8 East, W.M., EXCEPT the following described tracts:
a)    That certain 50 foot strip conveyed to Lyman Timber Company by deed recorded October 28, 1937 in Volume 173 of Deeds, page 197 under Auditor's File No. 296044;
b)    Those portions deeded to Skagit County by instruments recorded September 16, 1968 and April 23, 1975, under Auditor's File Nos. 718191 and 816476, respectively; and
c)    That portion of the Southwest ¼ lying Northwesterly of the Northwesterly line of the existing County Road right-of-way commonly known as the Baker Lake Highway in Section 28, Township 36 North, Range 8 East, W.M..
TOGETHER WITH: The Southwest ¼ of the Southeast ¼ of Section 28, Township 36 North, Range 8 East, W.M., EXCEPT the existing as-built county road right-of-way commonly known as the Burpee Hill Road.
PARCEL “B”:
The North ½ of the Northwest ¼ of Section 33, Township 36 North, Range 8 East, W.M., EXCEPT the following described tracts:
a)    That certain 50 foot strip conveyed to Lyman Timber Company by deed recorded October 28, 1937 in Volume 173 of Deeds, page 197, under Auditor's File No. 296044;
b)    That portion deeded to Skagit County by deed recorded September 16, 1968, under Auditor's File No. 718191; and
c)    That portion of the North ½ of the Northwest ¼ lying Northwesterly of the Northwesterly line of the existing County Road right-of-way commonly known as the Baker Lake Highway in Section 33, Township 36 North, Range 8 East, W.M..
TOGETHER WITH: The Southwest ¼ of the Northwest ¼, the North ½ of the Southwest ¼, the Southwest ¼ of the Southwest ¼, the Southwest ¼ of the Northeast ¼, and the Northwest ¼ of the Southeast ¼ of Section 33, Township 36 North, Range 8 East, W.M..
**Legal description continued on next page**

PARCEL “C”:
The Southeast ¼ of the Northwest ¼ Section 33, Township 36 North, Range 8 East, W.M..
PARCEL “D”:
Those easement rights for ingress and egress established by document dated June 10, 1964 and recorded June 23, 1964 as Auditor's File No. 652265 as amended by document recorded February 9, 2011 as Auditor's File No. 201102090016 over and across the Northwest ¼ of the Northeast ¼ of Section 33, Township 36 North, Range 8 East, W.M.; EXCEPT that portion of said easement rights crossing property conveyed to the State of Washington by deed recorded December 21, 1948 as Auditor's File No. 426317.

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.
IN KING, WASHINGTON:

Quit Claim Deed From: Puget Western, Inc.
Deed Records Auditors File No.: 20111129000674
Assessor's Tax Parcel Number(s): 302408-9091
Legal Description: (on following page)

** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

Legal Description:
That portion of the following described parcel lying within the north half of Section 30, Township 24 North, Range 8 East, W.M., in King County, Washington:
Beginning at the northwest corner of said Section 30;
thence along the north line of said Section 30, south 88° 50' 20" east a distance of 377.16 feet;
thence south 5° 49' 20" east a distance of 108.05 feet;
thence south 1° 09' 10" west a distance of 105.38 feet;
thence south 6° 23' 10" west a distance of 178.91 feet;
thence south 9° 48' 10" east a distance of 145.61 feet;
thence south 73° 13' 40" east a distance of 120.70 feet;
thence north 88° 30' 00" east a distance of 371.05 feet;
thence south 55° 00' 00" east a distance of 227.68 feet to a point on the easterly right-of-way line of the Northern Pacific Railroad, said point being on a 535.56 foot radius curve concave to the south;
thence along the chord of said curve north 86° 32' 22" east 158.83 feet to a point on said curve;
thence leaving said curve south 63° 51' 59" east 344.17 feet;
thence south 48° 09' 08" east 179.13 feet;
thence south 50° 34' 48" east 51.61 feet;
thence south 41° 28' 54" west 28.00 feet;
thence south 48° 31' 06" east 470.00 feet;
thence south 41° 28' 54" west 25.00 feet;
thence north 48° 31' 06" west 160.00 feet;
thence south 41° 28' 54" west 35.15 feet to a point on the southerly right-of-way line of said Northern Pacific Railway and the TRUE POINT OF BEGINNING;
thence along said right-of-way north 48 31' 06" west 399.24 feet;
thence leaving said right-of-way south 41 28' 54" west 170.01 feet;
thence south 48° 31' 06" east 171.00 feet;
thence south 57° 01' 22" east 108.19 feet;
thence south 48° 31' 06" east 89.00 feet;
thence south 66° 08' 26" east 89.19 feet;
thence north 41° 28' 54" east to a point on the southerly right-of-way line of said Northern Pacific Railway;
thence along the southerly right-of-way line of said Northern Pacific Railway north 48° 31' 06" west to the TRUE POINT OF BEGINNING.

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.
IN KING, WASHINGTON:

Quit Claim Deed From: Puget Western, Inc.
Deed Records Auditors File No.: 20111129000673
Assessor's Tax Parcel Number(s): 252407-9027
Legal Description:
That portion of the Northeast Quarter of Section 25, Township 24 North, Range 7 East, W.M., in King County, State of Washington, lying easterly of the easterly margin of the former Burlington Northern Railroad right-of-way.
** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.
IN KING, WASHINGTON:

Quit Claim Deed From: Puget Western, Inc.

Deed Records Auditors File No.: 20111129000675

Assessor's Tax Parcel Number(s): 302408-9086 and 302408-9087
Legal Description: (on following page)

** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

Legal Description:
Parcel A:
That portion of the North half of Section 30, Township 24 North, Range 8 East, W.M. in City of Snoqualmie, King County, State of Washington, lying northeasterly and easterly of SE 69th Street and lying southerly of Snoqualmie River and lying westerly of SE Fall City - Snoqualmie Road. EXCEPT that portion conveyed under King County Recording No. 20031114000324.
(Tax Parcel No. 302408-9086)
Parcel B:
That portion of the Northeast Quarter of Section 30, Township 24 North, Range 8 East, W.M. in City of Snoqualmie, King County, State of Washington, lying northeasterly of the former Burlington Northern Railroad right-of-way and lying southerly of SE 69th Street and lying southwesterly of SE Fall City - Snoqualmie Road and lying southeasterly of a line defined as follows: Beginning at the Southwest corner of said quarter Section; thence northerly along the westerly of said quarter Section a distance of 1077.88 feet; thence North 48° 40' 10" West, 157.82 feet; thence North 42° 13' 20" East, 120 feet; thence South 47° 46' 40" East, 276 feet to the Point of Beginning of said line; thence South 42° 13' 20" West, 113 feet and the terminus of said line.
(Tax Parcel No. 302408-9087)

List of Real Estate in the State of Washington Acquired by
Puget Sound Energy, Inc. to Date, and Not Heretofore Specifically
Described in Any Prior Supplemental Indenture**
Puget Sound Energy, Inc.
IN KING, WASHINGTON:

Quit Claim Deed From: Puget Western, Inc.

Deed Records Auditors File No.: 20111129000676

Assessor's Tax Parcel Number(s): 192408-9032
Legal Description:
That portion of Government Lot 4 in Section 19, Township 24 North, Range 8 East, W.M., in City of Snoqualmie, King County, State of Washington. EXCEPT that portion lying easterly and southerly of the following described line: Beginning on the south line of said Government Lot 4, 377.16 feet East of the southwest corner of said Section; thence North 05° 49' 20" West, 4419 feet; thence North 15° 12' 20" East, 56.04 feet; thence North 08° 06' 10" West, 198.73 feet; thence North 60° 13' 00" West, 120.23 feet; thence North 11° 48' 20" East, 208.86 feet; thence North 00° 53' 00" East, 213.90 feet; thence North 21° 33' 20" West, 45.59 feet; thence South 78° 52' 20" East to the right bank of the Snoqualmie River and the terminus of said line.
** All numbers in the row following the designation "Township," indicate townships north of the Willamette Base Line, and the Letters "E" and "W" in the row following the designation "Range," indicate east or west, as the case may be, of the Willamette Meridian.

ARTICLE ONE
MISCELLANEOUS
SECTION 1.01
This Ninetieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein.
SECTION 1.02
The Trustee has accepted the amendment of the Indenture effected by this Ninetieth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Ninetieth Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.
SECTION 1.03
The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Ninetieth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.
SECTION 1.04
This Ninetieth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
SECTION 1.05
Although this Ninetieth Supplemental Indenture is dated for convenience and for the purpose of reference as of April 30, 2012, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.
[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Ninetieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, all on April __, 2012, but as of the day and year first above written.
PUGET SOUND ENERGY, INC.

By    ____________________________________
Donald E. Gaines
Vice President Finance and Treasurer

Attest:

_______________________________
Samuel S. Osborne
Assistant Secretary

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING

STATE OF WASHINGTON    )
) ss:
COUNTY OF KING        )
On this ______ day of ______________, 2012, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Donald E. Gaines, to me known to be the Vice President Finance and Treasurer of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.
WITNESS my hand and official seal the day and year in this certificate above written.
____________________________________
Notary Name:
Notary Public in and for the State of
____________, residing at ________________.
My commission expires ____________.

ANY WRITING, TEXT, INITIALS, REVISIONS OR NOTARY SEAL APPEARING OUTSIDE THESE MARGINS MAY DISQUALIFY THIS DOCUMENT FOR RECORDING
STATE OF WASHINGTON    )
) ss:
COUNTY OF KING        )
On this ______ day of ______________, 2012, before me, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Samuel S. Osborne, to me known to be the Assistant Secretary of Puget Sound Energy, Inc., a Washington corporation, the corporation named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, being authorized so to do.
WITNESS my hand and official seal the day and year in this certificate above written.
____________________________________
Notary Name:
Notary Public in and for the State of
____________, residing at ________________.
My commission expires ____________.